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                                     CHARTER
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                               OF AROS CORPORATION

I.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by monitoring: the integrity of the financial reports and other financial information of the Corporation, compliance by the Corporation with legal and regulatory requirements; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; the independence and performance of the Corporation's internal and external auditors and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

         - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system;

         - Review and appraise the audit efforts and independence of the Corporation's accountants;

         - Review and appraise the efforts and effectiveness of the Corporation's internal auditing efforts; and

         - Provide an avenue of communication among the auditors, financial and senior management, the internal auditing function and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV, of this Charter.

II.      COMPOSITION

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors. An independent director is a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.


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III.     MEETINGS

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing function and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporations financials consistent with IV.4. below.

IV.      RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

         - Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval;

         - Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Corporation's financial statements;

         - Review significant financial reporting issues and judgments made by management and the auditors in connection with the preparation of the Corporation's financial statements, including an analysis of the effect of alternative GAAP methods on the Corporation's financial statements and a description of any transactions as to which management obtained SAS 50 letters.

         - Review with management and the auditors the Corporation's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the auditors' reviews of the quarterly reports;

         - Review major changes to the Corporation's auditing and accounting principles and practices as suggested by the auditors, management or internal auditors;

         - Recommend to the Board the appointment of the auditors, which firm is ultimately accountable to the Audit Committee and the Board;

         -        Approve the fees to be paid to the auditors for audit service;

         - Approve the retention of the auditors for any non-audit service and the fee for such service;

         - Receive periodic reports from the auditors regarding the auditor's independence, discuss such reports with the auditors, consider whether the provision of non-audit services is compatible with maintaining the auditors' independence and, if so, recommend that the Board take appropriate action to satisfy itself of the independence of the auditors;



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         -        Review with management and the auditors any correspondence with regulators or government agencies and any employee complaints or published reports which raise material issues regarding the Corporation's financial statements or accounting policies; and

         - Advise the Board with respect to the Corporation's policies and procedures regarding compliance with applicable laws and regulations and with the Corporation's code of conduct;

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the auditors or to assure compliance with laws and regulations and the Corporation's code of conduct.